EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 6, 2008 relating to the consolidated financial statements of Omega Flex, Inc. and subsidiaries for the year ended December 31, 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No 333-135515).

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 28, 2008

Boston, Massachusetts